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                                                                     EXHIBIT 4.5

                               DEPOSIT AGREEMENT

     DEPOSIT AGREEMENT, dated as of February 27, 1996, among Wang Laboratories, Inc., a Delaware corporation, American Stock Transfer & Trust Company, a New York trust company, as Depositary, and all holders from time to time of Depositary Receipts issued hereunder.

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of 6 1/2% Series B Cumulative Convertible Preferred Stock of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares, each representing a 1/20 interest in a share of such Series B Preferred Stock so deposited; and

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                                  DEFINITIONS

The following definitions shall apply to the respective terms used in this Deposit Agreement and the Receipts:

     SECTION 1.1 The term "Accredited Investor" shall have the meaning given that term in Rule 501(a) of the rules and regulations under the Securities Act.

     SECTION 1.2 The term "Affiliate" shall mean, with respect to any person, any person that, directly or indirectly, controls, is controlled by or is under common control with such person in question. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     SECTION 1.3 The term "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions are obligated or authorized to be closed in New York, New York or in Boston, Massachusetts.

     SECTION 1.4 The term "Certificate of Designations" shall mean the Certificate of Designations adopted by the Board of Directors of the Company or a duly authorized committee thereof establishing and setting forth the rights, preferences, privileges and limitations of the Series B Preferred Stock.

     SECTION 1.5 The term "Certificate of Incorporation" shall mean the Certificate of Incorporation, as amended from time to time, of the Company.

     SECTION 1.6 The term "Certificate of Transfer" shall mean the instrument of transfer on the reverse of the Certificated Receipt.

     SECTION 1.7 The term "Certificated Receipt" shall have the meaning assigned to such term in Section 2.3.

     SECTION 1.8 The term "Company" shall mean Wang Laboratories, Inc., a Delaware corporation having its principal office at 600 Technology Park Drive, Billerica, Massachusetts 01821, and its successors.

     SECTION 1.9 The term "Corporate Office" shall mean the corporate office of the Depositary at which at any particular time its depositary receipt business shall be administered.
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     SECTION 1.10  The term "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

     SECTION 1.11 The term "Depositary" shall mean American Stock Transfer & Trust Company, a New York trust company, having its principal office at 40 Wall Street, Suite 46, New York, New York 10005, and any successor as Depositary hereunder.

     SECTION 1.12 The term "Depositary Share" shall mean a 1/20 interest in a share of the Series B Preferred Stock deposited with the Depositary hereunder and the same proportional interest in any and all other property received by the Depositary in respect of such share of Series B Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts executed and delivered hereunder. Subject to the terms of this Deposit Agreement, each holder of a Depositary Share is entitled, proportionately, to all the rights, preferences, privileges and obligations of the Series B Preferred Stock represented by such Depositary Share, including those set forth in the dividend, voting, conversion, liquidation and redemption provisions of the Certificate of Designations, and to the benefits of all obligations of the Company under the Certificate of Designations.

     SECTION 1.13 The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.5.

     SECTION 1.14 The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     SECTION 1.15 The term "Global Receipt" shall have the meaning assigned to such term in Section 2.3.

     SECTION 1.16 The term "Qualified Institutional Buyer" shall have the meaning given that term in Rule 144A in the rules and regulations under the Securities Act.

     SECTION 1.17 The term "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form.

     SECTION 1.18 The term "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

     SECTION 1.19 The term "Registrar" shall mean any bank or trust company appointed to register Receipts as herein provided.

     SECTION 1.20 The term "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February [ ], 1996 by and between the Company and Lehman Brothers Inc., BT Securities Corporation and Salomon Brothers Inc.

     SECTION 1.21 The term "SEC" shall mean the Securities and Exchange Commission.

     SECTION 1.22 The term "Securities Act" shall mean the Securities Act of 1933, as amended.

     SECTION 1.23 The term "Series B Preferred Stock" shall mean shares of the Company's 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share.

                                   ARTICLE II

                          FORM OF RECEIPTS, DEPOSIT OF
               SERIES B PREFERRED STOCK, EXECUTION AND DELIVERY,
                 TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

     SECTION 2.1 Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary shall, upon written order in accordance with Section 2.2, execute and deliver temporary Receipts which are printed, lithographed,

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typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, modifications and omissions as hereinafter provided. The Company will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts, at the Corporate Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge to the holder thereof, provided, however, that the Company will not bear the expense incurred by the holder for transferring the temporary Receipts to the Corporate Office for exchange. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as definitive Receipts. Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

     Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

     Receipts may be endorsed with or have incorporated in the text thereof, such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Series B Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Series B Preferred Stock or otherwise.

     Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Sections 2.5 and 2.6, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to dividend distributions or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.2 Deposit of Series B Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Depositary, upon receipt of written instructions from the Company or the holder to which such Series B Preferred Stock was issued, and a certificate or certificates for the Series B Preferred Stock to be deposited under this Deposit Agreement in accordance with the provisions of this Section 2.2, shall execute and deliver a Receipt or Receipts for the number of Depositary Shares representing such deposited Series B Preferred Stock to the person or persons stated in such instructions.

     Subject to the terms and conditions of this Deposit Agreement, any holder of Series B Preferred Stock may deposit such Series B Preferred Stock (including any fractional share of Series B Preferred Stock) under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Series B Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer or endorsement in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Series B Preferred Stock.

     If required by the Depositary, Series B Preferred Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or

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assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Series B Preferred Stock or to receive other property that any person in whose name the Series B Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Series B Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

     Upon receipt by the Depositary of a certificate or certificates for Series B Preferred Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Series B Preferred Stock for transfer and registration in the name of the Depositary or its nominee of the Series B Preferred Stock being deposited. Deposited Series B Preferred Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine.

     Upon receipt by the Depositary of a certificate or certificates for Series B Preferred Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first or second paragraph of this Section 2.2 a Receipt or Receipts for the number of whole Depositary Shares representing the Series B Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place which may be designated by such person. In each case, delivery will be made only upon payment to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Series B Preferred Stock. The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

     Notwithstanding the provisions of this Section 2.2 any shares of Series B Preferred Stock withdrawn pursuant to Section 2.8 of this Deposit Agreement may not thereafter be redeposited under the terms of this Deposit Agreement in exchange for Depositary Receipts evidencing Depositary Shares.

     SECTION 2.3 Procedures For Global Receipts. The Receipts may be represented by (i) one or more fully registered Receipts in global form ("Global Receipts") or (ii) Receipts registered in the name of individual holders or their nominees ("Certificated Receipts").

     If Receipts are to be represented by one or more Global Receipts, the Depositary shall execute and deliver such Global Receipt which (i) shall represent, and shall be denominated in an amount equal to, the aggregate number of Receipts to be represented by such Global Receipt, (ii) shall be registered in the name of The Depositary Trust Company ("DTC") or in the name of Cede & Co. or of another nominee, as nominee of DTC, (iii) shall be delivered to DTC or pursuant to DTC's instructions and (iv) shall bear a legend substantially to the following effect:

          Unless and until it is exchanged in whole or in part for Receipts in definitive form, this Receipt may not be transferred except as a whole by The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange, exercise or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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     A Global Receipt may be transferred, in whole but not in part, only to a nominee of DTC for such Global Receipt, or to DTC, or to a successor depositary selected or approved by the Company, or to a nominee of such successor depositary.

     If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Receipt or if at any time DTC shall no longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor depositary with respect to such Global Receipt. If a successor depositary for such Global Receipt is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Depositary will execute and deliver Certificated Receipts in exchange for such Global Receipt, in an aggregate amount equal to the number of Depositary Receipts represented by the Global Receipt exchanged for such Certificated Receipts.

     The Company may at any time and in its sole discretion determine that the Receipts or any portion thereof issued or issuable in the form of one or more Global Receipts shall no longer be represented by such Global Receipt or Receipts. In such event the Depositary will execute at the Corporate Office and deliver Certificated Receipts in exchange in whole or in part for such Global Receipt or Receipts in an aggregate amount equal to the number of Receipts represented by such Global Receipt or Receipts or portion thereof exchanged for such Certificated Receipts.

     In any exchange provided for in either of the two preceding paragraphs, the Depositary will execute and deliver Certificated Receipts. Upon the exchange of the entire number of Receipts represented by a Global Receipt, such Global Receipt shall be cancelled by DTC. Except as provided in the preceding paragraph, Certificated Receipts issued in exchange for a Global Receipt pursuant to this Section shall be registered in such names and in such amounts as DTC shall instruct the Depositary. The Depositary shall deliver such Certificated Receipts to the holders of Depositary Receipts in whose names such Certificated Receipts are so registered.

     SECTION 2.4  Optional Redemption of Series B Preferred Stock for
Cash. Whenever the Company shall elect to redeem shares of Series B Preferred Stock in accordance with the Certificate of Designations it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary notice of the date of such proposed redemption of the Series B Preferred Stock, which notice shall be given not less than 5 Business Days prior to the date the Depositary is to mail notice of the redemption to the record holders of Receipts, in the case of a redemption of all outstanding Depositary Shares, and not less than 10 days prior to the date the Depositary is to mail notice of the redemption to the record holders of Receipts evidencing the Depositary Shares to be redeemed, in the case of a partial redemption of outstanding Depositary Shares, and be accompanied by a certificate from the Company stating that such redemption of the Series B Preferred Stock is in accordance with the provisions of the Certificate of Designations. Such notice shall be in addition to the notice required to be given by the Company for redemption pursuant to the Certificate of Designations. On the date of any such redemption of Series B Preferred Stock, provided that the Company shall then have deposited with the Depositary the cash required pursuant to the Certificate of Designations to be delivered in exchange for the Series B Preferred Stock to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such redeemed Series B Preferred Stock. The Depositary shall mail, first class postage prepaid, notice of the redemption of Series B Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Series B Preferred Stock to be redeemed, not less than 15 and not more than 30 days prior to the date fixed for redemption of such Series B Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price (as set forth in the Certificate of Designations); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the

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shares of Series B Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. Notices shall be mailed by the Company pursuant to the Certificate of Designations. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or by any other equitable method determined by the Depositary to be consistent with the method determined by the Board of Directors of the Company with respect to the Series B Preferred Stock.

     Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Series B Preferred Stock to be redeemed by it, as set forth in the Company's notice provided for in the preceding paragraph), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption consideration) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, as the Depositary shall so require), such Depositary Shares shall be redeemed at a rate per Depositary Share equal to 1/20 of the amount of cash delivered upon redemption of a share of Series B Preferred Stock pursuant to the Certificate of Designations.

     If fewer than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the amount of cash for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     SECTION 2.5 Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof at the Corporate Office or such other office as the Depositary may designate by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, or other instrument satisfactory to the Depositary, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person or persons entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     SECTION 2.6 Registration of Transfer of Restricted Securities. The following procedures and restrictions shall apply with respect to the registration of any transfer of any Certificated Receipt (i) prior to the third anniversary of the latest date of original issuance of the Receipts or (ii) on behalf of a holder who was an Affiliate of the Company during the three months preceding the date of such transfer.

     The Depositary shall register the transfer of any Receipt bearing the restrictive legend set forth in the form of the Receipt attached to this Deposit Agreement as EXHIBIT A (the "Private Placement Legend"), if the requested transferee is to take transfer of or otherwise receive such Receipt pursuant to an effective registration statement under the Securities Act, or if the transfer is: (i) to the Company, (ii) inside the United States to a person who is, or who is reasonably believed by such transferor to be, a Qualified Institutional Buyer (as indicated by the box checked by the transferor on the Certificate of Transfer which forms part of the form of Receipt attached hereto as Exhibit A, or a transfer instrument substantially in the form of such Certificate of Transfer) in a transaction meeting the requirements of Rule 144A under the Securities Act, (iii) pursuant to an exemption from registration set forth in Rule 144 under the Securities Act, (iv) inside the United States to any person reasonably believed by such transferor to be an Accredited Investor and who, prior to such transfer, furnishes to the transferor, the Depositary and the Company such certifications, legal opinions or other information as may be reasonably required to confirm that such transferee is an Accredited Investor and that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act or (v) outside the United States in compliance with Rule 904 under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer, or a transfer instrument substantially in the form of such Certificate of Transfer). If the proposed transfer is to be made other than pursuant to an effective registration statement under the Securities Act or to the Company, the holder must, prior to such transfer, furnish to the Depositary, such certifications, legal opinions or other

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information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     Upon the transfer, exchange or replacement of Certificated Receipts not bearing the Private Placement Legend, the Depositary shall deliver Certificated Receipts that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Certificated Receipts bearing the Private Placement Legend, the Depositary shall deliver only Certificated Receipts that bear the Private Placement Legend unless (x) (i) the transferor is not an Affiliate of the Company on the date of such transfer and has not been an Affiliate of the Company during the three months preceding the date of such transfer and (ii) such transfer occurs after the third anniversary of the latest date of original issuance of the Receipts, (y) such transfer is pursuant to an effective registration statement under the Securities Act or (z) such transfer occurs after the expiration of any applicable "restricted period" pursuant to the provisions of Regulation S under the Securities Act.

     Notwithstanding any other provisions of this Deposit Agreement, so long as a Global Receipt remains outstanding, unless the transferee shall otherwise request in writing to the Depositary, no Certificated Receipt shall be issued or authenticated in connection with the transfer of any Certificated Receipt pursuant to the exception from registration under the Securities Act provided by Rule 144A. Instead, upon acceptance for transfer of any Certificated Receipt, the Depositary shall cancel such Certificated Receipt and shall, in lieu of issuing a new Certificated Receipt in exchange for the Certificated Receipt surrendered for registration of transfer, endorse on the schedule affixed to such Global Receipt (or on a continuation of such schedule affixed to such Global Receipt and made a part thereof) an appropriate notation evidencing the date and an increase in the number of Receipts represented by such Global Receipt in an amount equal to the number of Receipts represented by such Certificated Receipt. All provisions of this Section 2.6 relating to the transfer of Receipts shall apply to any transfer resulting in an increase in the number of Receipts represented by such Global Receipt. The Depositary shall notify DTC promptly of any increase in the number of Receipts represented by any Global Receipt.

     Notwithstanding any other provisions of this Deposit Agreement, resales or other transfers of Receipts represented by a Global Receipt made in compliance with Rule 144A or made on or subsequent to the date that is the later of three years after (i) latest date of the original issuance of the Receipts or (ii) the date such Receipts (or any predecessor Receipts) were transferred by a holder that had been an Affiliate of the Company within three months prior to any such sale, will be conducted according to the applicable rules and procedures of DTC and without notice to, or action by, the Depositary. Upon written notice (upon which notice the Depositary may rely) from a participant in DTC's system having an interest in the Receipts represented by a Global Receipt that such participant (or a beneficial owner who holds an interest in the Receipts through such participant) intends to resell or transfer such Receipts otherwise than pursuant to Rule 144A prior to the later of three years after (i) the latest date of original issuance of the Receipts or (ii) the date such Receipts (or any predecessor Receipts) were transferred by a holder that had been an Affiliate of the Company within three months prior to any such sale, and upon satisfaction by the transferor and, if applicable, the transferee, of the conditions necessary for the registration of transfer of a Receipt set out in the first two paragraphs of this Section 2.6, the Depositary shall be and is authorized by the holder of such Global Receipt, by its acceptance thereof, to endorse on the schedule affixed to such Global Receipt (or on a continuation of such schedule affixed to such Global Receipt and made a part thereof) an appropriate notation evidencing the date and the reduction in the number of Receipts represented by such Global Receipt equal to the number of Receipts represented by such Global Receipt being transferred and shall countersign and deliver a Certificated Receipt registered in the name of the transferee or its nominee for an equal number of Receipts. The Depositary shall notify DTC promptly of any decrease in the number of Receipts represented by any Global Receipt.

     Certificated Receipts bearing the Private Placement Legend and related documentation may be amended or supplemented from time to time in accordance with Section 6.1 either (a) to modify the restrictions on, and procedures for, resales and other transfers of the Receipts represented by such Certificated Receipts to reflect any change in applicable law or regulation (or the interpretation thereof) or provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities (within the meaning of Rule 144) generally or (b) to accommodate the issuance, if any, of Receipts in book-

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entry form and matters related thereto (although no such amendment or supplement may require that a Receipt outstanding at the time such amendment or supplement becomes effective be placed in book-entry form). Each holder of any Receipts shall be deemed, by the acceptance of such Receipts, to have agreed to any such amendment or supplement.

     The Depositary and the Company and all holders of Receipts shall be entitled to rely without further investigation on any certification by any transferor on the Certificate of Transfer or any instrument substantially in the form thereof. Unless a transferor required to provide a Certificate of Transfer shall certify thereon that it is or, within the period during which it held such Receipt, was an Affiliate of the Company, such transferor shall be deemed to have represented that it is not nor has it been at any time during the period which is held such Receipt an Affiliate of the Company.

     SECTION 2.7 Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall issue a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

     SECTION 2.8 Surrender of Receipts and Withdrawal of Series B Preferred Stock. Any holder of a Receipt or Receipts may withdraw any or all of the Series B Preferred Stock (but only in whole shares of Series B Preferred Stock) represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, certificates for the whole number of shares of Series B Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of whole Depositary Shares representing the number of shares of Series B Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of Series B Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.5) upon his order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. Delivery of the Series B Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, as required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     If the Series B Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Series B Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Series B Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

     The Depositary shall deliver the Series B Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder. Shares of Series B Preferred Stock withdrawn pursuant to this Section 2.8 may not thereafter be redeposited under the terms of this Deposit Agreement in exchange for Depositary Receipts evidencing Depositary Shares.

     SECTION 2.9 Limitations on Execution and Delivery, Transfer, Split-up, Combination, Redemption, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, redemption, surrender or exchange of any Receipt or the exercise of any conversion right referred to in Section 2.12, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax (including applicable interest, penalties or additions) or other governmental charge with respect thereto (including any such tax or charge with respect to the Series B Preferred Stock being deposited or withdrawn or with respect to the Common Stock (as defined in Section 2.12) or other securities or property of the Company being issued upon conversion or redemption); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and
(iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

     The deposit of Series B Preferred Stock may be refused, the delivery of Receipts against Series B Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, under any provision of this Deposit Agreement, or for any other reason.

     SECTION 2.10 Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided that the holder thereof provides the Depositary with
(i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

     SECTION 2.11 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary and returned to the Company. Except as prohibited by applicable law or regulation the Company may destroy such Receipts so cancelled.

     SECTION 2.12 Optional Conversion of Series B Preferred Stock into Common Stock. At any time after 90 days following the latest date of original issue of any shares of Series B Preferred Stock, Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole shares of Series B Preferred Stock represented by whole Depositary Shares evidenced by such Receipts into whole shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), and cash for any fractional share amount at the conversion price then in effect for the Series B Preferred Stock pursuant to the Certificate of Designations, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate of Designations. Subject to the terms and conditions of this Deposit Agreement and the Certificate of Designations, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Series B Preferred Stock may surrender such Receipt or Receipts at the Corporate Office or at such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of whole shares of underlying Series B Preferred Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional share of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares represented by the Receipts so delivered.

     Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares of Series B Preferred Stock, and an assignment of such Receipt or Receipts to the

Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the number of whole shares of Series B Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder is entitled by reason of such conversion. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares evidenced by the surrendered Receipt in excess of the number of Depositary Shares evidenced by such Receipt that has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Series B Preferred Stock for cancellation the shares of Series B Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted. Upon the delivery of the shares of Series B Preferred Stock to be cancelled due to such conversion by the Depositary to the Company, the Company shall deliver to the Depositary a certificate or certificates evidencing the number of shares of Series B Preferred Stock, if any, that equals the excess of the number of shares of Series B Preferred Stock evidenced by the surrendered certificate over the number of shares of Preferred Stock evidenced by that certificate that have been so converted.

     If Series B Preferred Stock shall be called by the Company for redemption, the Depositary Shares representing such stock may be converted into Common Stock as provided in this Deposit Agreement until, but not after, the close of business on the day preceding the Redemption Date, unless the Company shall fail to deposit with the Depositary the amount of cash required to redeem the Series B Preferred Stock held by the Depositary, in which case the Depositary Shares representing such Series B Preferred Stock may continue to be converted into Common Stock until, but not after, the close of business on the date on which the Company deposits with the Depositary such amount of cash as is required by the Certificate of Designations to make full payment of the amounts payable upon such redemption.

     The record holder of Depositary Shares on any dividend payment record date established by the Depositary shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the conversion subsequent to such record date of the shares of Series B Preferred Stock to which such Depositary Shares relate. However, any Receipts surrendered with instructions to the Depositary for conversion of the underlying Series B Preferred Stock during the period from the close of business on a dividend payment record date for any dividend payment date, through the close of business on the day next preceding such dividend payment date shall (unless such underlying Series B Preferred Stock shall have been called for redemption on a Redemption Date in such period) be accompanied by payment of an amount equal to the dividend payable on the Depositary Shares evidenced by the Receipts surrendered for conversion, on such dividend payment date.

     Upon the conversion of any share of Series B Preferred Stock for which a request for conversion has been made by the holder of Depositary Shares representing such share, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends as provided herein and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with
Section 2.11 hereof.

     No fractional shares of Common Stock shall be issuable upon conversion of Series B Preferred Stock underlying the Depositary Shares. If any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Series B Preferred Stock would be entitled to a fractional share of Common

Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share as provided in the Certificate of Designations.

                                  ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                          OF RECEIPTS AND THE COMPANY

     SECTION 3.1 Filing Proofs, Certificates and Other Information. Any person presenting Series B Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the Series B Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution, the sale of any rights or of the proceeds thereof, the exercise of any conversion right referred to in Section 2.12 or the delivery of any Common Stock upon such conversion until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     SECTION 3.2 Payment of Taxes or Other Governmental Charges. If any tax (including applicable interest, penalties or additions) or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt, the Depositary Shares evidenced by such Receipt, the Series B Preferred Stock (or any fractional interest therein) represented by such Depositary Shares, the exercise of any conversion right referred to in Section
2.12 or any transaction referred to in Section 4.6 with respect to a Receipt or the Series B Preferred Stock represented by such Receipt, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Until such payment is made, transfer of any Receipt or any withdrawal of the Series B Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, conversion rights may be refused and any part or all of the Series B Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

     SECTION 3.3  Representations and Warranties as to Series B Preferred
Stock. Each person (including, without limitation, the Company) depositing Series B Preferred Stock under this Deposit Agreement shall be deemed to thereby represent and warrant that such Series B Preferred Stock and each certificate therefor are valid, fully paid and nonassessable shares and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the shares of Series B Preferred Stock and the issuance of Receipts.

                                   ARTICLE IV

                  DIVIDENDS AND DISTRIBUTIONS AND THE SERIES B
                            PREFERRED STOCK NOTICES

     SECTION 4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Series B Preferred Stock, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such sum as are, as nearly as practicable, attributable to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distributed in respect of the Series B Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be rounded to the next highest whole cent and, upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

     SECTION 4.2 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Series B Preferred Stock, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company after consultation with the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation, or court process), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (a public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.

     SECTION 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Series B Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall, in each such instance be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct (including by the issuance to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
Section 4.1 in the case of a distribution received in cash.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary receives written notice and an opinion of counsel from the Company that a registration statement shall have become effective or the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.4 Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Series B Preferred Stock or the Depositary shall receive notice of (i) any meeting at which holders of Series B Preferred Stock are entitled to vote or of which holders of Series B Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of Series B Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company in respect of the Series B Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

     SECTION 4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of Series B Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable (but in no event more than two business days) thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to
Section 4.4 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series B Preferred Stock represented by their respective Depositary Shares and
(iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the number of shares of Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of Series B Preferred Stock or cause such shares of Series B Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt. After aggregating all voting Depositary Shares, the Depositary will disregard for voting purposes any fractional share of Series B Preferred Stock remaining.

     SECTION 4.6 Changes Affecting Series B Preferred Stock and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Series B Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series B Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Series B Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

                                   ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

     SECTION 5.1 Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Series B Preferred Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and deposit and withdrawal of Series B Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

     The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times and during normal business hours shall be open for inspection by the record holders of Receipts as provided by applicable law; provided, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary shall consult with the Company upon receipt of any request for inspection and shall not permit such inspection unless authorized by the Company in writing. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Series B Preferred Stock and made generally available to the holders of Series B Preferred Stock.

     Promptly upon request from time to time by the Company, the Depositary shall, at the Company's sole expense, furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

     If the Receipts, the Depositary Shares evidenced thereby or the Series B Preferred Stock represented by such Depositary Shares are listed on one or more stock exchanges or on the Nasdaq National Market ("Nasdaq"), the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares or such Series B Preferred Stock as may be required by law or applicable stock exchange or Nasdaq regulations.

     SECTION 5.2 Prevention or Delay in Performance by the Depositary, the Depositary's Agents or the Company. Neither the Depositary, the Registrar nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     SECTION 5.3 Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary, the Registrar, any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than for their negligence (including the failure to meet customary trade practice) or willful misconduct and that each of them agrees to act in good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

     Neither the Depositary, the Registrar nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the Series B Preferred Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary, the Registrar, any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, any person presenting Series B Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The Depositary, its parent, affiliates, or subsidiaries, the Registrar and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company and its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if the Depositary, the Registrar or the Depositary's Agent, as the case may be, was not the Depositary, the Registrar or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

     It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Series B Preferred Stock. The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     The Depositary shall act as the withholding agent for any payments, distributions, and exchanges made with respect to the Depositary Shares and Receipts, and the Series B Preferred Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with Federal taxing authorities.

     SECTION 5.4 Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Series B Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts and such other records respecting the Receipts, the Depositary Shares and the Series B Preferred Stock as the successor shall require in order to perform its duties. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

     SECTION 5.5 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly (but in no event more than two business days) after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange or Nasdaq upon which the Series B Preferred Stock, the Depositary Shares or the Receipts may be listed or by the Certificate of Incorporation and the Certificate of Designations to be furnished by the Company to holders of Series B Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

     SECTION 5.6 Deposit of Series B Preferred Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Series B Preferred Stock if such Series B Preferred Stock is required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Series B Preferred Stock.

     SECTION 5.7 Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including the reasonable fees and expenses of counsel) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence or bad faith on the part of any such person or persons.

     SECTION 5.8 Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes (including transfer taxes, if any) and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder due to any action or inaction of a holder of a Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, the reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses. The Depositary shall present its statement for fees, charges and expenses to the Company once every month or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

     SECTION 6.1 Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges (other than taxes and other governmental charges, fees and expenses provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the holders of record of Receipts representing not less than 66 2/3% of the number of Depositary Shares then outstanding shall have consented thereto in writing or by voting therefor in person or by proxy at a meeting held on notice for such purpose or any adjournment or adjournments thereof. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.4, 2.5, 2.8, 2.9 and 2.12 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the underlying Series B Preferred Stock or to cause the conversion of the underlying Series B Preferred Stock into Common Stock and cash for fractional shares and, in each case, all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.2 Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. If any Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement except as provided below and except that the Depositary will continue (i) to collect dividends on the Series B Preferred Stock and any other distributions with respect thereto and (ii) to deliver Series B Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Series B Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Receipts which have not been surrendered. In the event this Deposit Agreement is terminated and a sufficient number of shares of Series B Preferred Stock remain outstanding, the Company will use its best efforts to list the shares of Series B Preferred Stock with Nasdaq (unless the holders of a majority of the outstanding shares of Series B Preferred Stock shall consent to the Company not effecting such listing). Upon termination, the Company and the Depositary shall be discharged from all obligations under this Deposit Agreement, except from the Company's obligations to the Depositary, any Depositary's Agent or any Registrar under Sections 5.7 and 5.8.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1 Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed an delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agent at the Corporate Office and the respective offices of the Depositary's Agents, if any.

     SECTION 7.2 Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.4 Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by overnight, registered or certified mail, or by telegram or telex confirmed by letter, addressed to the Company at 600 Technology Park Drive, Billerica, Massachusetts 01821; Attention: Richard L. Buckingham, with a copy addressed to the Company's General Counsel at 600 Technology Park Drive, Billerica, Massachusetts 01821 or at such other address as shall be specified by the Company by like notice. Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by overnight, registered or certified mail, or by telegram or telex confirmed by letter, addressed to the Depositary at 40 Wall Street, 46th Floor, New York, New York, 10005, Attention: Herbert J. Lemmer, General Counsel and Senior Vice President, or at such other address as shall be specified by the Depositary by like notice.

     Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail, or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.5 Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company in writing of any such action.

     SECTION 7.6 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     SECTION 7.7 Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws rules.

     SECTION 7.8 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.
                                            WANG LABORATORIES, INC.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            AMERICAN STOCK TRANSFER &
                                              TRUST COMPANY

                                            By:
                                               -------------------------------
                                               Name:
Attest:                                        Title:
Attest:

                                                                       EXHIBIT A

                               DEPOSITARY RECEIPT

                                      FOR

                               DEPOSITARY SHARES,
                EACH REPRESENTING A 1/20 INTEREST IN A SHARE OF
            6 1/2% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK,
                           PAR VALUE $0.01 PER SHARE

                                       OF

                            WANG LABORATORIES, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

No. 1  [       ]
                                                             Depositary Shares

                                                                 CUSIP [       ]

     American Stock Transfer & Trust Company, as Depositary (the "Depositary"),
hereby certifies that [       ] is the registered owner of [       ] Depositary
Shares (the "Depositary Shares"), each Depositary Share representing a 1/20 interest in a share of 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), of Wang Laboratories, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Series B Preferred Stock and held by the Depositary under the Deposit Agreement (as defined below). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series B Preferred Stock represented thereby, including the dividend, voting, conversion, liquidation and other rights contained in the Certificate of Designations of the Series B Preferred Stock establishing the rights, preferences, privileges and limitations of the Series B Preferred Stock (the "Certificate of Designations"), copies of which are on file at the office of the Depositary at which at any particular time its business in respect of matters governed by the Deposit Agreement shall be administered, which at the time of the execution of the Deposit Agreement is located at the corporate office of the Depositary at which at any time its depositary receipt business shall be administered (the "Corporate Office").

     THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE DESCRIPTION SET FORTH IN THIS RECEIPT, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE DEPOSITARY SHARES OR RECEIPTS (EXCEPT FOR ITS COUNTERSIGNATURES THEREON), AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS IN AND TO THE DEPOSITARY SHARES.

     The Company will furnish to any holder of a Receipt, without charge, upon request addressed to its executive office or the office of its transfer agent, a statement or summary of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of capital stock of the Company, and of each series of preferred stock of the Company authorized to be issued, so far as the same may have been fixed, and of the qualifications, limitations or restrictions of such preferences and/or rights.

     This Depositary Receipt (the "Receipt") is continued on the reverse hereof and the additional provisions therein set forth for all purposes have the same effect as if set forth at this place.

     This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized officer thereof and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer thereof.

Dated: February [  ], 1996
AMERICAN STOCK TRANSFER &
TRUST COMPANY
Depositary and Registrar

By
  -----------------------------
   Authorized Officer

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO WANG LABORATORIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY IN CERTIFICATED FORM WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE OF THIS CERTIFICATE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     1. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of February 27, 1996 (the "Deposit Agreement") among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Corporate Office and at the office of any Agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

     2. Definitions. Unless otherwise expressly provided herein, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

     3. Redemption of Series B Preferred Stock. Whenever the Company shall elect to redeem shares of Series B Preferred Stock in accordance with the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary the notice required by the Deposit Agreement. The Depositary shall mail, first class postage prepaid, notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Series B Preferred Stock to be redeemed, not less than 15 and not more than 30 days prior to the date fixed for redemption of such Series B Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price (as set forth in the Certificate of Designations); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the shares of Series B Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. Notices shall be mailed by the Company pursuant to the Certificate of Designations. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or by any other equitable method determined by the Depositary to be consistent with the method determined by the Board of Directors of the Company with respect to the Series B Preferred Stock.

     Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Series B Preferred Stock to be redeemed by it, as set forth in the Company's notice provided for above), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption consideration) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, as the Depositary shall so require), such Depositary Shares shall be redeemed for an amount of cash at a rate per Depositary Share equal to 1/20 of the amount of cash delivered upon redemption of a share of Series B Preferred Stock pursuant to the Certificate of Designations.

     If fewer than all the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     4. Surrender of Receipts and Withdrawal of Series B Preferred Stock. Upon surrender of this Receipt to the Depositary at the Corporate Office or such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery of, to or upon the order of such holder, any or all of the Series B Preferred Stock (but only in whole shares of Series B Preferred Stock) and any or all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Receipt; provided, however, that, in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Series B Preferred Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Series B Preferred Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. Any shares of Series B Preferred Stock withdrawn pursuant to the terms of the Deposit Agreement may not thereafter be redeposited under the Deposit Agreement and exchanged for Receipts evidencing Depositary Shares.

     5. Optional Conversion of Series B Preferred Stock into Common Stock. At any time after 90 days following the latest date of original issue of any shares of Series B Preferred Stock and subject to the terms and conditions of the Deposit Agreement and the Certificate of Designations, this Receipt may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole shares of Series B Preferred Stock represented by whole Depositary Shares evidenced hereby into whole shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), and cash for any fractional share amount at the conversion price then in effect for the Series B Preferred Stock pursuant to the Certificate of Designations, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate of Designations. Subject to the terms and conditions of the Deposit Agreement and the Certificate of Designations, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Series B Preferred Stock may surrender such Receipt or Receipts at the Corporate Office or at such offices or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of whole shares of underlying Series B Preferred Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional share of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares represented by the Receipts so delivered.

     If Series B Preferred Stock shall be called by the Company for redemption, the Depositary Shares representing such Series B Preferred Stock may be converted into Common Stock as provided in the Deposit Agreement until, but not after, the close of business on the day next preceding the Redemption Date unless the Company shall fail to deposit with the Depositary the amount of cash required to redeem the Series B Preferred Stock, in which case the Depositary Shares representing such Series B Preferred Stock may continue to be converted into Common Stock until, but not after, the close of business on the date on which the Company deposits with the Depositary such amount of cash as is required by the Certificate of Designations to make full payment of the amounts payable upon such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Series B Preferred Stock called for redemption, the shares of Series B Preferred Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion immediately prior to the close of business on the date of such receipt by the Depositary.

     The record holder of Depositary Shares on any dividend payment record date established by the Depositary shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the conversion subsequent to such record date of the shares of Series B Preferred Stock to which such Depositary Shares relate. However, any Receipts surrendered with instructions to the Depositary for conversion of the underlying Series B Preferred Stock during the period from the close of business on a dividend payment record date for any dividend payment date, through the close of business on the day next preceding such dividend payment date shall (unless such underlying Series B Preferred Stock shall have been called for redemption on a Redemption Date in such period) be accompanied by payment of an amount equal to the dividend payable on the Depositary Shares evidenced by the Receipts surrendered for conversion, on such dividend payment date.

     6. Transfers, Split-ups, Combinations. Subject to Paragraphs 7, 8 and 9 below, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary at the Corporate Office or such other offices as the Depositary may designate, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, or other instrument satisfactory to the Depositary, and upon such transfer the Depositary shall issue a Receipt to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not execute and deliver any Receipt evidencing a fractional Depositary Share.

     7. Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's

Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Series B Preferred Stock being deposited or withdrawn or with respect to Common Stock or other securities or property of the Company being issued upon conversion or redemption); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption, conversion or exchange of any Receipt, the withdrawal of the Series B Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     8. Suspension of Delivery, Transfer, etc. The delivery of this Receipt against Series B Preferred Stock may be suspended, and the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of holders of Receipts is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

     9. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, the Depositary Shares evidenced by this Receipt, the Series B Preferred Stock (or any fractional interest therein) represented by such Depositary Shares or any transaction referred to in Section 4.6 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder hereof. Until such payment is made, transfer, redemption, conversion or exchange of this Receipt or any withdrawal of the Series B Preferred Stock or money and other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Series B Preferred Stock or other property represented by the Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions, and exchanges made with respect to the Depositary Shares and Receipts, and the Preferred Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

     10. Amendment. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges payable by holders of Receipts (other than taxes and other governmental charges, fees and other expenses provided for herein or in the Deposit Agreement), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the holders of record of Receipts representing not less than 66 2/3% of the number of Depositary Shares then outstanding shall have consented thereto in writing or by voting therefor in person or by proxy at a meeting held on notice for such purpose or any adjournment or adjournments thereof. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 3, 4, 5, 6, 7, 8 and 9 hereof and of Sections 2.4, 2.5, 2.8, 2.9 and
2.12 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Series B Preferred Stock and all money and other property, if any, represented hereby, or to cause the conversion of the underlying Series B Preferred Stock into Common Stock and cash for any fractional share amount, except in order to comply with mandatory provisions of applicable law.

     11. Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Series B Preferred Stock, holders of Receipts or other persons.

     12. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby) when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in
Section 2.5 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

     13. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Series B Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, distribute such portions of such sum to record holders of Receipts as are, as nearly as practicable, proportionate to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Series B Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be rounded to the next highest whole cent and, upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

     14. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Series B Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct.

     15. Notice of Dividends, Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Series B Preferred Stock, or the Depositary shall receive notice of (i) any meeting at which holders of Series B Preferred Stock are entitled to vote or of which holders of Series B Preferred Stock are entitled to notice or (ii) any election on the part of the Company to call for redemption any shares of Series B Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Series B Preferred Stock) for the determination of the holders of Receipts (i) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (ii) whose Depositary Shares are to be so redeemed.

     16. Voting Rights. Upon issuance of notice of any meeting at which the holders of Series B Preferred Stock are entitled to vote, the Company shall direct the Depositary, as soon as practicable (but in no event more than two business days) thereafter, to mail to the record holders of Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 15 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series B Preferred Stock represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company has agreed to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series B Preferred Stock or cause such Series B Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt. After aggregating all voting Depositary Shares, the Depositary will disregard for voting purposes any fractional share of Series B Preferred Stock remaining.

     17. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable, during normal business hours, any reports and communications received from the Company that are both received by the Depositary as the holder of Series B Preferred Stock and made generally available to the holders of Series B Preferred Stock by the Company. The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books during normal business hours will be open for inspection by the record holders of Receipts as provided by applicable law.

     18. Liability of the Depositary, the Depositary's Agents and the Company. Neither the Depositary, the Registrar nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

     19. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary, the Registrar, any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability hereunder or under the Deposit Agreement to holders of Receipts other than for their negligence (including the failure to comply with customary trade practice) or willful misconduct and that each of them agrees to use good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

     Neither the Depositary, the Registrar, any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Series B Preferred Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary, the Registrar, any Depositary's Agent nor the Company will be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, any person presenting Series B Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

     20. Termination of Deposit Agreement. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement, provided, that notice of such termination has been given by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.7 and 5.8 of the Deposit Agreement.

     If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations under the Deposit Agreement, except as specifically provided therein.

     21. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

                              NOTICE OF CONVERSION

     The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of whole shares of Series B Preferred Stock of the Company represented by [ ] Depositary Shares into shares of Common Stock of the Company and cash for any fractional share amount in accordance with the terms of and subject to the conditions of the Series B Preferred Stock, including the Certificate of Designations in respect thereof, and the Deposit Agreement, and directs the Depositary to instruct the Company that the shares of Common Stock deliverable upon such conversion be registered in the name of, and delivered together with a check in payment for any fractional shares of Common Stock to, the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of whole shares of Series B Preferred Stock represented by the number of Depositary Shares set forth above is less than the number of shares of Series B Preferred Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary execute and deliver to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of such Series B Preferred Stock not to be converted.

Dated:
       ---------------------------------------

                       Signature:

                       NOTE: The signature on this notice of conversion must correspond with the name as written upon the face of this Receipt in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or participant in a signature guarantee program acceptable to the Depositary.

Name:
      ------------------------------------------------------------------------
                                    Address:
             (Please print names and address of Registered Holder)

Name:
      ------------------------------------------------------------------------
                                    Address:
          (Please indicate other delivery instructions, if applicable)

     In connection with any transfer of any of the Depositary Shares evidenced by this Receipt (or any issuance of shares of Common Stock upon conversion of the Series B Preferred Stock represented by such Depositary Shares) occurring prior to the third anniversary of the date of original issuance of this Receipt, the undersigned states that such Depositary Shares (or such shares of Common Stock, as the case may be) are being transferred:

- - inside the United States to a qualified institutional buyer pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended;

  or

- - outside the United States pursuant to and in compliance with Rule 904 under the Securities Act of 1933, as amended;

  or

- - to an institutional accredited investor pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended;

  or

- - pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Unless one of the boxes above is checked, the Depositary will refuse to register any of the Depositary Shares evidenced by this Receipt (or such shares of Common Stock, as the case may be) in the name of any person other than the registered holder hereof; provided, however, that the Depositary will, in its sole discretion, register the transfer of such Depositary Shares or Common Stock, as the case may be, if it has received such certifications, legal opinions and/or other information as it has reasonably requested stating that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

In addition, if the transferee is an institutional accredited investor, the holder must furnish to the Depositary (i) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the security evidenced hereby, and (ii) such other certifications, legal opinions or other information as the Depositary may reasonably require stating that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Dated:
Signature Guarantee:
                                        Signature:
                                        NOTE: The signature to this Agreement
                                        must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement or any change whatsoever.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints ____________________ his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.

Dated:

                                    Signature:
                                    NOTE: The signature on this assignment must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or participant in a signature guarantee program acceptable to the Depositary.